                                                                  Exhibit (a)(4)

                            [LCC LOGO APPEARS HERE]


                                October 17, 2001


Dear ____________,

The following table sets forth the options that you have received under the Amended and Restated LCC International Inc. 1996 Employee Stock Option Plan which are eligible for exchange under our option exchange program. If you wish to participate in the option exchange program and tender any of your options for new options, you should refer to the information in this table when completing your letter of transmittal (transmittal.doc).


                                                                   TOTAL NUMBER OF OPTION
     GRANT DATE OF OPTION          EXERCISE PRICE OF OPTION       SHARES SUBJECT TO OPTION
================================ ============================== =============================
-------------------------------- ------------------------------ -----------------------------


-------------------------------- ------------------------------ -----------------------------


-------------------------------- ------------------------------ -----------------------------


-------------------------------- ------------------------------ -----------------------------


-------------------------------- ------------------------------ -----------------------------


-------------------------------- ------------------------------ -----------------------------


If you have any questions regarding your eligible options, please contact Brady Kavulic, Stock Plan Administrator, at 1+703.873.2691 or stock_administration@lcc.com.